NEWS RELEASE

For Immediate Release
July 22, 2019

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Second Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.9 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $22.8 million and diluted earnings of $1.38 per share for the quarter ended June 30, 2019. For the second quarter of 2019, the Company achieved a return on assets of 1.84% and a return on tangible equity of 17.9%. The Company reported that net interest income increased $7.3 million (21.9%) from the quarter ended June 30, 2018, while net interest income exclusive of accretion from fair value adjustments from acquisitions increased $6.8 million (20.4%) from the quarter ended June 30, 2018.

Charles R. (“Skip”) Hageboeck, the President and Chief Executive Officer of City Holding Company, commented: “City was able to deliver impressive earnings again in the second quarter of 2019. Net income, diluted earnings per share and reported net interest income were all above both the second quarter of 2018 and the first quarter of 2019. Our net interest margin remained steady from the first quarter of 2019 at 3.65%. City’s balance sheet continues to demonstrate strong credit quality at a time when we see some competitors easing underwriting standards in order to make loans of marginal quality. City’s tangible capital of 10.7% grew 33 basis points during the second quarter of 2019, well above our ratio of 9.9% at June 30, 2018, even as we increased our dividend to shareholders over 15% and have repurchased in excess of 235,000 shares of our common stock in the last twelve months. After adjusting for unusual events, non-interest income in the second quarter was strong, and expenses remained well controlled. However, loan balances are down since December 31, 2018, particularly in the commercial loan portfolio. Nevertheless, embedded in that reality is what I think represents some good news. Originations of new loans during the first half of 2019 were very comparable to that of 2018; but loan payoffs in the first half of 2019 have been dramatically above payoff rates in prior years. The increase in commercial loan payoffs can be attributed to several loans that were paid off upon the sale of the underlying commercial real estate collateral. Some of these loans were refinanced by quasi-government entities which provide financing at rates below what most banks can compete with. The good news is that, loan balances within our core markets were very stable with most payoffs being commercial real estate originated in our Columbus or Charlotte markets. Additionally, several loans totaling about $29 million went to competitors when the customers made unacceptable demands for less stringent terms or structure, despite their own weak financial performance and City chose not to acquiesce to their demands and avoided loans that don’t meet our credit standards. As is typical, there are likely to be additional loan payoffs during the remainder of 2019. However, we currently also have a robust pipeline of new loans which have been approved and scheduled to close in the next several months. While some of these new loans are being originated in Columbus and Charlotte, happily a significant number of these loans are being originated in our core markets, and that is good news. Shareholders might appropriately worry that our core markets aren’t adequately robust, however, our commercial loan pipeline suggests that these core markets in fact remain stable. Looking to the future, we anticipate that commercial loan balances will grow in the third quarter, but by December 31, 2019 may or may not exceed commercial balances on the books as of December 31, 2018.”

Net Interest Income

The Company’s net interest income increased from $40.1 million during the first quarter of 2019 to $40.9 million during the second quarter of 2019. During the second quarter of 2019, the Company’s tax equivalent net interest income increased $0.8 million, or 2.1%, from $40.3 million for the first quarter of 2019 to $41.1 million for the second quarter of 2019. Higher loan yields (10 basis points) increased net interest income by $1.3 million but were partially offset by an increase in rates paid on deposits ($0.6 million). The Company’s reported net interest margin remained steady at 3.65% for the second quarter of 2019 compared to 3.66% for the first quarter of 2019. The reported net interest margin during the first quarter is often positively impacted by the shorter number of days in February which increased City’s net interest margin by 2 basis points in the first quarter of 2019. Excluding the favorable impact of the accretion from fair value adjustments, the net interest margin would have been 3.57% for the quarter ended June 30, 2019 and 3.61% for the quarter ended March 31, 2019.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.43% at March 31, 2019 to 0.41% at June 30, 2019. Total nonperforming assets decreased from $15.4 million at March 31, 2019 to $14.5 million at June 30, 2019. Excluded from this ratio are purchased credit-impaired loans for which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the Company’s initial expectations. Total past due loans decreased from $11.0 million, or 0.31% of total loans outstanding, at March 31, 2019 to $9.5 million, or 0.27% of total loans outstanding, at June 30, 2019.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for loan losses (“ALLL”), the Company recorded a recovery of loan loss provision of $0.6 million in the second quarter of 2019, compared to a recovery of loan loss provision of $2.1 million for the comparable period in 2018 and a recovery of loan loss provision of $0.8 million for the first quarter of 2019. During the periods encompassed in the Company’s historical loss review, charge offs have continued to decline and the Company has recovered significant amounts on loans previously charged off, including a $0.5 million recovery in the second quarter of 2019 from a loan that had previously been charged off during 2014. As a result, the Company’s historical loss rate that is used to compute the allowance not specifically allocated to individual credits has continued to improve and reduced the Company’s ALLL, which resulted in a recovery of loan loss provision in the second quarter of 2019. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income was $17.8 million for the second quarter of 2019 as compared to $15.6 million for the second quarter of 2018. During the second quarter of 2019, the Company reported $0.1 million of unrealized fair value gains on the Company’s equity securities compared to $0.5 million of unrealized fair value gains on the Company’s equity securities in the second quarter of 2018. Exclusive of these gains, non-interest income increased from $15.1 million for the second quarter of 2018 to $17.7 million for the second quarter of 2019. This increase was largely attributable to an increase of $1.0 million, or 21.8%, in bankcard revenues and an increase of $0.5 million, or 6.2%, in service charges, with $0.5 million and $0.4 million, respectively, attributable to the late 2018 acquisitions of Poage Bankshares, Inc. (“Poage”) and Farmers Deposit Bancorp, Inc. (“Farmers Deposit”). In addition, other income increased $0.7 million and bank owned life insurance revenues increased $0.4 million due to death benefit proceeds received in the second quarter of 2019. Other income increased due to the completion of the sale of our Virginia Beach, VA branch to Select Bancorp, Inc. on June 28, 2019. As a result of this transaction, the Company recognized a gain of $0.7 million and deposit balances outstanding fell by $25.7 million.

Non-interest Expenses

During the quarter ended June 30, 2019, the Company incurred an additional $0.5 million of acquisition and integration expenses associated with the acquisitions of Poage and Farmers Deposit. Excluding this expense, non-interest expenses increased $5.3 million (21.3% increase), from $24.9 million in the second quarter of 2018 to $30.2 million in the second quarter of 2019. This increase was primarily due to an increase in salaries and employee benefits of $2.2 million due primarily to the acquisitions of Poage and Farmers Deposit ($1.1 million), annual salary adjustments ($0.6 million), and a nonrecurring health insurance expense ($0.4 million). Other expenses increased $1.4 million due largely to the acquisitions of Poage and Farmers Deposit and a partial write-down of one of the Company’s branches during the second quarter of 2019 ($0.2 million). A portion of the branch’s excess space was donated to a local community charity organization. The Company expects to recover this write-down in approximately 3 years via lower operating costs. Primarily as a result of the acquisitions of Poage and Farmers Deposit, bankcard expenses increased $0.5 million, equipment and software related expenses increased $0.3 million and occupancy related expenses increased $0.3 million from the second quarter of 2018 to the second quarter of 2019.

Balance Sheet Trends

Loans have decreased $68.2 million (1.9%) from December 31, 2018 to $3.52 billion at June 30, 2019. Commercial real estate loans decreased $76.8 million (5.3%) and home equity loans decreased $2.8 million (1.8%). These decreases were partially offset by increases in residential real estate loans of $9.2 million (0.6%) and commercial and industrial loans of $2.5 million (0.9%).

As a result of the sale of the Company’s Virginia Beach branch on June 28, 2019, total deposits fell by $25.7 million. Despite the branch sale, total average depository balances increased $68.1 million, or 1.7%, from the quarter ended March 31, 2019 to the quarter ended June 30, 2019 - reflecting the growth of our large customer base and their depository balances. Average savings deposit balances increased $32.8 million, average noninterest-bearing demand deposit balances increased $32.6 million, and average time deposit balances increased $15.6 million. These increases were partially offset by a decrease in interest-bearing demand deposit balances of $12.8 million.

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2019 was 20.4% compared to 20.5% for the year ended December 31, 2018, and 20.3% for the quarter ended June 30, 2018.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 87.3% and the loan to asset ratio was 71.2% at June 30, 2019. The Company maintained investment securities totaling 17.8% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 53.9% of assets at June 30, 2019. Time deposits fund 27.7% of assets at June 30, 2019, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is strongly capitalized. The Company’s tangible equity ratio increased from 10.0% at December 31, 2018 to 10.7% at June 30, 2019. At June 30, 2019, City National Bank’s Leverage Ratio was 9.51%, its Common Equity Tier I ratio was 14.19%, its Tier I Capital ratio was 14.19%, and its Total Risk-Based Capital ratio was 14.63%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On June 26, 2019, the Board of Directors of the Company approved a quarterly cash dividend of $0.53 per share payable July 31, 2019, to shareholders of record as of July 15, 2019. During the quarter ended June 30, 2019, the Company repurchased 107,000 common shares at a weighted average price of $74.81 as part of a one million share repurchase plan authorized by the Board of Directors in February 2019. As of June 30, 2019, the Company could repurchase approximately 838,000 additional shares under the plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 95 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13)

difficulty attracting and retaining key employees; (14) the expected cost savings and any revenue synergies from the merger of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmers Deposit Bancorp, Inc. and Farmers Deposit Bank may not be fully realized within the expected time frames; (15) the disruption from the merger of City Holding Company, City National Bank of West Virginia, Poage Bankshares, Inc., Town Square Bank, Farmers Deposit Bancorp, Inc. and Farmers Deposit Bank may make it more difficult to maintain relationships with clients, associates, or suppliers; and (16) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2019 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2019 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018

Earnings
Net Interest Income (FTE)	$41,113	$40,274	$36,625	$35,745	$33,760	$81,387	$66,594
Net Income available to common shareholders	22,751	21,619	10,713	20,692	20,979	44,370	38,590

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.38	$1.31	$0.68	$1.34	$1.36	$2.68	$2.49
Diluted	1.38	1.30	0.68	1.33	1.35	2.68	2.48
Weighted average number of shares:
Basic	16,368	16,411	15,603	15,340	15,326	16,390	15,370
Diluted	16,386	16,429	15,618	15,358	15,345	16,408	15,390
Period-end number of shares	16,397	16,484	16,555	15,449	15,452	16,397	15,452
Cash dividends declared	$0.53	$0.53	$0.53	$0.53	$0.46	$1.06	$0.92
Book value per share (period-end)	38.84	37.57	36.29	33.14	32.60	38.84	32.60
Tangible book value per share (period-end)	31.44	30.18	28.87	28.08	27.53	31.44	27.53
Market data:
High closing price	$82.56	$80.21	$77.94	$82.79	$78.44	$82.56	$78.44
Low closing price	73.05	67.58	66.36	75.54	67.95	67.58	65.03
Period-end closing price	76.26	76.19	67.59	76.8	75.23	76.26	75.23
Average daily volume	53	54	66	54	60	53	58
Treasury share activity:
Treasury shares repurchased	107	55	69	7	10	162	214
Average treasury share repurchase price	$74.81	$74.69	$72.89	$77.18	$69.26	$74.77	$68.54

Key Ratios (percent)
Return on average assets	1.84%	1.76%	0.96%	1.90%	2.00%	1.80%	1.85%
Return on average tangible equity	17.9%	17.7%	9.6%	18.9%	19.9%	17.8%	18.3%
Yield on interest earning assets	4.48%	4.46%	4.32%	4.25%	4.15%	4.47%	4.10%
Cost of interest bearing liabilities	1.09%	1.04%	1.00%	0.92%	0.76%	1.07%	0.73%
Net Interest Margin	3.65%	3.66%	3.55%	3.54%	3.52%	3.66%	3.54%
Non-interest income as a percent of total revenue	30.3%	28.3%	28.8%	30.7%	31.7%	29.4%	31.3%
Efficiency Ratio	50.5%	51.2%	47.6%	48.3%	50.7%	51.0%	51.5%
Price/Earnings Ratio (a)	13.84	14.58	24.82	14.37	13.88	14.21	15.13

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.76%	12.49%	12.05%	11.81%	11.88%
Tangible equity to tangible assets	10.70%	10.37%	10.01%	9.99%	9.90%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.91%	15.55%	15.07%	15.94%	15.49%
Tier I	16.03%	15.67%	15.20%	16.49%	16.05%
Total	16.47%	16.13%	15.69%	17.08%	16.65%
Leverage	10.70%	10.62%	11.36%	11.01%	11.13%
City National Bank risk based capital ratios (b):
CET I	14.19%	13.89%	13.05%	14.00%	13.26%
Tier I	14.19%	13.89%	13.05%	14.00%	13.26%
Total	14.63%	14.36%	13.55%	14.59%	13.87%
Leverage	9.51%	9.45%	9.81%	9.39%	9.24%

Other
Branches	95	97	100	87	86
FTE	935	927	939	846	849

Assets per FTE	$5,284	$5,305	$5,498	$5,226	$5,152
Deposits per FTE	4,312	4,361	4,462	4,070	4,030

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) June 30, 2019 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
Interest Income
Interest and fees on loans	$43,174	$42,279	$37,973	$36,872	$34,292	$85,453	$67,210
Interest on investment securities:
Taxable	5,732	5,689	5,023	4,216	4,117	11,421	8,098
Tax-exempt	755	779	729	701	710	1,534	1,413
Interest on deposits in depository institutions	577	186	623	940	61	763	103
Total Interest Income	50,238	48,933	44,348	42,729	39,180	99,171	76,824

Interest Expense
Interest on deposits	8,417	7,767	6,656	5,497	4,918	16,184	9,244
Interest on short-term borrowings	863	1,052	1,061	1,435	459	1,915	919
Interest on long-term debt	47	48	200	239	230	95	441
Total Interest Expense	9,327	8,867	7,917	7,171	5,607	18,194	10,604
Net Interest Income	40,911	40,066	36,431	35,558	33,573	80,977	66,220
(Recovery of) provision for loan losses	(600)	(849)	(400)	(27)	(2,064)	(1,449)	(1,882)
Net Interest Income After (Recovery of) Provision for Loan Losses	41,511	40,915	36,831	35,585	35,637	82,426	68,102

Non-Interest Income
Net gains on sale of investment securities	21	88	—	—	—	109	—
Unrealized gains (losses) recognized on securities still held	113	75	(1,246)	384	492	188	772
Service charges	7,778	7,321	7,921	7,598	7,323	15,099	14,185
Bankcard revenue	5,522	4,969	4,826	4,677	4,532	10,491	8,866
Trust and investment management fee income	1,699	1,642	1,737	1,579	1,645	3,341	3,214
Bank owned life insurance	1,132	1,016	734	813	722	2,148	1,543
Other income	1,560	814	734	702	897	2,374	1,525
Total Non-Interest Income	17,825	15,925	14,706	15,753	15,611	33,750	30,105

Non-Interest Expense
Salaries and employee benefits	15,767	15,243	14,017	13,576	13,551	31,010	26,882
Occupancy related expense	2,598	2,732	2,250	2,323	2,346	5,330	4,750
Equipment and software related expense	2,223	2,191	2,038	1,965	1,895	4,414	3,727
FDIC insurance expense	347	291	308	315	313	638	627
Advertising	920	869	530	808	849	1,789	1,636
Bankcard expenses	1,534	1,182	1,229	1,134	1,064	2,716	2,139

Postage, delivery, and statement mailings	545	624	527	537	515	1,169	1,093
Office supplies	399	386	313	364	329	785	643
Legal and professional fees	605	521	469	453	475	1,126	925
Telecommunications	597	726	401	408	441	1,323	941
Repossessed asset losses, net of expenses	253	216	207	156	112	469	482
Merger related expenses	547	250	13,015	242	—	797	—
Other expenses	4,437	4,180	2,874	2,759	3,021	8,617	6,009
Total Non-Interest Expense	30,772	29,411	38,178	25,040	24,911	60,183	49,854
Income Before Income Taxes	28,564	27,429	13,359	26,298	26,337	55,993	48,353
Income tax expense	5,813	5,810	2,646	5,606	5,358	11,623	9,763
Net Income Available to Common Shareholders	$22,751	$21,619	$10,713	$20,692	$20,979	$44,370	$38,590

Distributed earnings allocated to common shareholders	$8,615	$8,661	$8,695	$8,109	$7,039	$17,231	$14,077
Undistributed earnings allocated to common shareholders	13,939	12,772	1,928	12,382	13,729	26,757	24,136
Net earnings allocated to common shareholders	$22,554	$21,433	$10,623	$20,491	$20,768	$43,988	$38,213

Average common shares outstanding	16,368	16,411	15,603	15,340	15,326	16,390	15,370
Shares for diluted earnings per share	16,386	16,429	15,618	15,358	15,345	16,408	15,390

Basic earnings per common share	$1.38	$1.31	$0.68	$1.34	$1.36	$2.68	$2.49
Diluted earnings per common share	$1.38	$1.30	$0.68	$1.33	$1.35	$2.68	$2.48

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Assets
Cash and due from banks	$53,373	$50,522	$55,016	$49,806	$43,466
Interest-bearing deposits in depository institutions	115,346	93,328	67,975	256,104	222,058
Cash and cash equivalents	168,719	143,850	122,991	305,910	265,524

Investment securities available-for-sale, at fair value	797,734	755,081	723,254	563,003	552,603
Investment securities held-to-maturity, at amortized cost	53,362	55,326	60,827	57,812	60,030
Other securities	26,517	26,182	28,810	28,875	28,920
Total investment securities	877,613	836,589	812,891	649,690	641,553

Gross loans	3,519,367	3,559,322	3,587,608	3,146,697	3,155,468
Allowance for loan losses	(13,795)	(14,646)	(15,966)	(16,311)	(16,876)
Net loans	3,505,572	3,544,676	3,571,642	3,130,386	3,138,592

Bank owned life insurance	113,855	114,256	113,544	105,372	104,773
Premises and equipment, net	78,263	78,747	78,383	72,484	72,482
Accrued interest receivable	12,719	13,657	12,424	11,449	9,348
Net deferred tax assets	8,835	12,734	17,338	15,653	14,528
Intangible assets	121,322	121,790	122,848	78,215	78,342
Other assets	53,569	51,309	46,951	51,643	49,241
Total Assets	$4,940,467	$4,917,608	$4,899,012	$4,420,802	$4,374,383

Liabilities
Deposits:
Noninterest-bearing	$798,056	$793,633	$789,119	$672,042	$684,614
Interest-bearing:
Demand deposits	891,742	879,279	899,568	802,490	785,933
Savings deposits	974,847	988,182	934,218	821,390	817,547
Time deposits	1,366,991	1,381,913	1,352,654	1,147,709	1,133,684
Total deposits	4,031,636	4,043,007	3,975,559	3,443,631	3,421,778
Short-term borrowings
Federal Funds purchased	—	—	40,000	170,000	181,375
Customer repurchase agreements	207,033	194,683	221,911	220,124	196,635
Long-term debt	4,054	4,053	4,053	16,495	16,495
Other liabilities	60,836	56,624	56,725	58,526	54,346
Total Liabilities	4,303,559	4,298,367	4,298,248	3,908,776	3,870,629

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	169,374	170,215	169,555	140,450	140,091
Retained earnings	512,911	498,847	485,967	484,017	471,515
Cost of common stock in treasury	(98,084)	(91,589)	(87,895)	(136,783)	(136,520)
Accumulated other comprehensive loss:
Unrealized gain (loss) on securities available-for-sale	10,959	20	(8,611)	(18,244)	(13,918)
Underfunded pension liability	(5,871)	(5,871)	(5,871)	(5,033)	(5,033)
Total Accumulated Other Comprehensive Loss	5,088	(5,851)	(14,482)	(23,277)	(18,951)
Total Stockholders' Equity	636,908	619,241	600,764	512,026	503,754
Total Liabilities and Stockholders' Equity	$4,940,467	$4,917,608	$4,899,012	$4,420,802	$4,374,383

Regulatory Capital
Total CET 1 capital	$511,344	$504,148	$492,526	$457,580	$444,869
Total tier 1 capital	515,344	508,148	496,526	473,580	460,869
Total risk-based capital	529,230	523,053	512,801	490,307	478,255
Total risk-weighted assets	3,214,153	3,241,989	3,267,357	2,871,241	2,871,561

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018

Residential real estate (1)	$1,644,494	$1,625,647	$1,635,338	$1,485,823	$1,472,916
Home equity - junior liens	150,676	152,251	153,496	143,540	139,245
Commercial and industrial	288,803	289,327	286,314	213,815	213,687
Commercial real estate (2)	1,378,116	1,436,190	1,454,942	1,268,052	1,294,489
Consumer	53,356	52,483	51,190	31,869	31,137
DDA overdrafts	3,922	3,424	6,328	3,598	3,994
Gross Loans	$3,519,367	$3,559,322	$3,587,608	$3,146,697	$3,155,468

Construction loans included in:
(1) - Residential real estate loans	$23,673	$22,635	$21,834	$17,628	$21,662
(2) - Commercial real estate loans	43,432	56,282	37,869	24,110	28,567

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
Allowance for Loan Losses
Balance at beginning of period	$14,646	$15,966	$16,311	$16,876	$18,381	$15,966	$18,836

Charge-offs:
Commercial and industrial	(51)	—	(9)	—	(385)	(51)	(724)
Commercial real estate	(133)	(45)	(20)	(74)	(118)	(178)	(275)
Residential real estate	(303)	(328)	(218)	(244)	(96)	(631)	(220)
Home equity	(71)	(46)	—	(108)	(33)	(117)	(111)
Consumer	(111)	(185)	(209)	(206)	(255)	(296)	(354)
DDA overdrafts	(588)	(625)	(725)	(704)	(636)	(1,213)	(1,272)
Total charge-offs	(1,257)	(1,229)	(1,181)	(1,336)	(1,523)	(2,486)	(2,956)

Recoveries:
Commercial and industrial	5	135	528	147	1,476	140	1,478
Commercial real estate	575	32	194	166	149	607	372
Residential real estate	50	75	92	116	53	125	159
Home equity	—	—	—	—	—	—	—
Consumer	46	97	36	25	59	143	105
DDA overdrafts	330	419	386	344	345	749	764
Total recoveries	1,006	758	1,236	798	2,082	1,764	2,878

Net (charge-offs)/recoveries	(251)	(471)	55	(538)	559	(722)	(78)
(Recovery of) provision for loan losses	(600)	(849)	(400)	(27)	(2,064)	(1,449)	(1,882)
Balance at end of period	$13,795	$14,646	$15,966	$16,311	$16,876	$13,795	$16,876

Loans outstanding	$3,519,367	$3,559,322	$3,587,608	$3,146,697	$3,155,468
Allowance as a percent of loans outstanding	0.39%	0.41%	0.45%	0.52%	0.53%
Allowance as a percent of non-performing loans	115.3%	119.9%	107.8%	142.1%	127.6%

Average loans outstanding	$3,539,077	$3,576,984	$3,252,939	$3,149,320	$3,138,146	$3,557,927	$3,135,987
Net (recoveries) charge-offs (annualized) as a percent of average loans outstanding	0.03%	0.05%	(0.01)%	0.07%	(0.07)%	0.04%	—%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Nonaccrual Loans
Residential real estate	$2,354	$3,263	$4,275	$3,029	$3,783
Home equity	161	41	138	—	168
Commercial and industrial	2,149	1,526	1,676	818	863
Commercial real estate	7,204	7,282	8,461	7,599	7,707
Consumer	—	1	1	1	557
Total nonaccrual loans	11,868	12,113	14,551	11,447	13,078
Accruing loans past due 90 days or more	94	106	257	35	145
Total non-performing loans	11,962	12,219	14,808	11,482	13,223
Other real estate owned	2,581	3,186	4,608	4,259	3,636
Total non-performing assets	$14,543	$15,405	$19,416	$15,741	$16,859

Non-performing assets as a percent of loans and other real estate owned	0.41%	0.43%	0.54%	0.50%	0.53%

Past Due Loans
Residential real estate	$7,302	$7,972	$9,991	$4,657	$5,998
Home equity	322	720	1,275	468	583
Commercial and industrial	166	101	497	187	624
Commercial real estate	1,026	1,414	585	934	402
Consumer	172	264	295	39	34
DDA overdrafts	487	535	488	582	525
Total past due loans	$9,475	$11,006	$13,131	$6,867	$8,166

Total past due loans as a percent of loans outstanding	0.27%	0.31%	0.37%	0.22%	0.26%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$22,373	$23,481	$23,521	$20,589	$20,731
Home equity	3,062	3,018	3,030	2,941	3,196
Commercial and industrial	83	89	98	108	119
Commercial real estate	8,044	8,164	8,205	8,231	8,279
Consumer	—	—	—	—	—
Total accruing TDRs	$33,562	$34,752	$34,854	$31,869	$32,325

Non-Accruing
Residential real estate	$464	$658	175	$307	$256
Home equity	5	5	—	40	40
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$469	$663	$175	$347	$296

Total TDRs	$34,752	$34,854	$31,869	$32,325	$32,546

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,783,718	$20,454	4.60%	$1,806,233	$20,451	4.59%	$1,602,103	$16,951	4.24%
Commercial, financial, and agriculture (2)	1,698,186	21,658	5.12%	1,715,524	20,845	4.93%	1,501,618	16,578	4.43%
Installment loans to individuals (2), (3)	57,173	889	6.24%	55,227	840	6.17%	34,425	516	6.01%
Previously securitized loans (4)	***	174	***	***	144	***	***	246	***
Total loans	3,539,077	43,175	4.89%	3,576,984	42,280	4.79%	3,138,146	34,291	4.38%
Securities:
Taxable	749,346	5,732	3.07%	714,413	5,689	3.23%	541,990	4,117	3.05%
Tax-exempt (5)	100,348	956	3.82%	102,375	986	3.91%	91,135	898	3.95%
Total securities	849,694	6,688	3.16%	816,788	6,675	3.31%	633,125	5,015	3.18%
Deposits in depository institutions	124,732	577	1.86%	72,723	186	1.04%	29,164	61	0.84%
Total interest-earning assets	4,513,503	50,440	4.48%	4,466,495	49,141	4.46%	3,800,435	39,367	4.15%
Cash and due from banks	52,922			52,561			92,426
Premises and equipment, net	79,116			78,220			72,889
Goodwill and intangible assets	121,628			122,605			78,420
Other assets	189,618			195,954			177,299
Less: Allowance for loan losses	(15,057)			(16,182)			(18,215)
Total assets	$4,941,730			$4,899,653			$4,203,254

Liabilities:
Interest-bearing demand deposits	$874,039	$909	0.42%	$886,833	$933	0.43%	$787,554	$445	0.23%
Savings deposits	980,089	1,236	0.51%	947,337	1,066	0.46%	817,187	453	0.22%
Time deposits (2)	1,384,017	6,272	1.82%	1,368,465	5,768	1.71%	1,123,261	4,020	1.44%
Short-term borrowings	199,648	863	1.73%	237,616	1,052	1.80%	208,939	459	0.88%
Long-term debt	4,053	47	4.65%	4,053	48	4.80%	16,495	230	5.59%
Total interest-bearing liabilities	3,441,846	9,327	1.09%	3,444,304	8,867	1.04%	2,953,436	5,607	0.76%
Noninterest-bearing demand deposits	820,689			788,109			704,546
Other liabilities	48,803			55,372			45,933
Stockholders' equity	630,392			611,868			499,339
Total liabilities and
stockholders' equity	$4,941,730			$4,899,653			$4,203,254
Net interest income		$41,113			$40,274			$33,760
Net yield on earning assets			3.65%			3.66%			3.56%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$481			$134			$102

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$83	$32	$130
Commercial, financial, and agriculture	668	190	238
Installment loans to individuals	(6)	(6)	4
Time deposits	196	256	—
	$941	$472	$372

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended June,
	June 30, 2019			June 30, 2018
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,791,263	$40,904	4.60%	$1,601,554	$33,431	4.21%
Commercial, financial, and agriculture (2)	1,710,281	42,503	5.01%	1,500,698	32,186	4.33%
Installment loans to individuals (2), (3)	56,383	1,728	6.18%	33,735	1,020	6.10%
Previously securitized loans (4)	***	317	***	***	573	***
Total loans	3,557,927	85,452	4.84%	3,135,987	67,210	4.32%
Securities:
Taxable	731,976	11,420	3.15%	539,366	8,098	3.03%
Tax-exempt (5)	101,356	1,942	3.86%	91,427	1,789	3.95%
Total securities	833,332	13,362	3.23%	630,793	9,887	3.16%
Deposits in depository institutions	98,871	767	1.56%	29,405	102	0.70%
Total interest-earning assets	4,490,130	99,581	4.47%	3,796,186	77,199	4.10%
Cash and due from banks	52,743			82,010
Premises and equipment, net	78,671			72,803
Goodwill and intangible assets	122,114			78,483
Other assets	192,768			172,265
Less: Allowance for loan losses	(15,617)			(18,814)
Total assets	$4,920,809			$4,182,933

Liabilities:
Interest-bearing demand deposits	$880,401	$1,842	0.42%	$785,041	$802	0.21%
Savings deposits	963,804	2,302	0.48%	809,389	794	0.20%
Time deposits (2)	1,376,284	12,040	1.76%	1,109,784	7,649	1.39%
Short-term borrowings	218,527	1,915	1.77%	222,696	919	0.83%
Long-term debt	4,053	95	4.73%	16,495	441	5.39%
Total interest-bearing liabilities	3,443,069	18,194	1.07%	2,943,405	10,605	0.73%
Noninterest-bearing demand deposits	804,489			692,912
Other liabilities	52,070			46,178
Stockholders' equity	621,181			500,438
Total liabilities and
stockholders' equity	$4,920,809			$4,182,933
Net interest income		$81,387			$66,594
Net yield on earning assets			3.66%			3.54%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$615			$225

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$115	$240
Commercial, financial, and agriculture	858	388
Installment loans to individuals	(12)	14
Time deposits	452	—
	$1,413	$642

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
Net Interest Income/Margin
Net interest income ("GAAP")	$40,911	$40,066	$36,431	$35,558	$33,573	$80,977	$66,220
Taxable equivalent adjustment	202	208	194	187	187	410	374
Net interest income, fully taxable equivalent	$41,113	$40,274	$36,625	$35,745	$33,760	$81,387	$66,594

Average interest earning assets	$4,513,503	$4,466,495	$4,089,984	$4,005,067	$3,800,435	$4,490,130	$3,796,186

Net Interest Margin	3.65%	3.66%	3.55%	3.54%	3.56%	3.66%	3.54%
Accretion related to fair value adjustments	(0.08)%	(0.05)%	(0.05)%	(0.03)%	(0.04)%	(0.06)%	(0.03)%
Net Interest Margin (excluding accretion)	3.57%	3.61%	3.50%	3.51%	3.52%	3.59%	3.50%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	12.89%	12.59%	12.26%	11.58%	11.52%
Effect of goodwill and other intangibles, net	(2.19)%	(2.22)%	(2.26)%	(1.59)%	(1.61)%
Tangible common equity to tangible assets	10.70%	10.37%	10.01%	9.99%	9.90%

Return on tangible equity ("GAAP")	17.9%	17.7%	9.6%	18.9%	19.9%	17.8%	18.3%
Impact of merger related expenses	0.3%	0.1%	9.2%	0.3%	—%	0.2%	—%
Return on tangible equity, excluding merger related expenses	18.2%	17.8%	18.8%	19.2%	19.9%	18.0%	18.3%

Return on assets ("GAAP")	1.84%	1.76%	0.96%	1.90%	2.00%	1.80%	1.85%
Impact of merger related expenses	0.04%	0.02%	0.92%	0.02%	—%	0.03%	—%
Return on Assets, excluding merger related expenses	1.88%	1.78%	1.88%	1.92%	2.00%	1.83%	1.85%

Effective Income Tax Rate
Effective tax rate ("GAAP")	20.4%	21.2%	19.8%	21.3%	20.3%	20.8%	20.2%
Impact of FIN 48 adjustments	—%	—%	2.97%	—%	—%	—%	—%
Effective tax rate, excluding FIN 48 adjustments	20.4%	21.2%	22.8%	21.3%	20.3%	20.8%	20.2%